                                                                      EXHIBIT 11


                                     KEYCORP
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                 (dollars in millions, except per share amounts)


                                                   Three months ended June 30,     Six months ended June 30,
                                                   ---------------------------     -------------------------
                                                          1997           1996           1997           1996
                                                      --------       --------       --------       --------
NET INCOME APPLICABLE TO COMMON SHARES
Net income                                            $    223       $    217       $    435       $    425
Less: Preferred dividend requirements                       --              4             --              8
                                                      --------       --------       --------       --------
    Net income applicable to Common Shares            $    223       $    213       $    435       $    417
                                                      ========       ========       ========       ========

NET INCOME PER COMMON SHARE
Weighted average Common Shares outstanding (000)       218,973        231,341        220,314        232,220
                                                      ========       ========       ========       ========
Net income applicable to Common Shares                $    223       $    213       $    435       $    417
                                                      ========       ========       ========       ========
Net income per Common Share                           $   1.02       $    .92       $   1.98       $   1.80
                                                      ========       ========       ========       ========

NET INCOME PER COMMON SHARE -- PRIMARY
Weighted average Common Shares outstanding (000)       218,973        231,341        220,314        232,220
Dilutive common stock options (000)(1)                   3,788          3,393          3,931          3,358
                                                      --------       --------       --------       --------
    Weighted average Common Shares and Common Share
       equivalents outstanding (000)                   222,761        234,734        224,245        235,578
                                                      ========       ========       ========       ========
Net income applicable to Common Shares                $    223       $    213       $    435       $    417
                                                      ========       ========       ========       ========
Net income per Common Share                           $   1.00       $    .91       $   1.94       $   1.77
                                                      ========       ========       ========       ========

NET INCOME PER COMMON SHARE -- FULLY DILUTED
Weighted average Common Shares outstanding (000)       218,973        231,341        220,314        232,220
Dilutive common stock options (000)(1)                   4,168          3,398          4,362          3,620
                                                      --------       --------       --------       --------
    Weighted average Common Shares and Common Share
       equivalents outstanding (000)                   223,141        234,739        224,676        235,840
                                                      ========       ========       ========       ========
Net income applicable to Common Shares                $    223       $    213       $    435       $    417
                                                      ========       ========       ========       ========
Net income per Common Share                           $   1.00       $    .91       $   1.94       $   1.77
                                                      ========       ========       ========       ========
-----------

(1) Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share--primary, and the higher of period-end market price or average market price in computing net income per Common Share--fully diluted.